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                      EMPLOYMENT AGREEMENT


     This Employment Agreement ("Agreement") is made and entered into as of the 22nd day of May, 1995, between Life Partners
Group, Inc., a Delaware corporation (the "Company"), and Keith
Gubbay (the "Executive").

     WHEREAS, the Company's Board of Directors (the "Board") recognizes that the Executive's contribution (as an executive officer of the Company) to the growth and success of the Company is expected to be substantial and desires to assure the Company of the Executive's employment in an executive capacity and to compensate him therefor; and

     WHEREAS, the Executive desires to commit himself to serve the Company on the terms and conditions herein provided;

     NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein contained, the parties hereto agree as follows:

     1. EMPLOYMENT. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to be employed by the Company, on the terms and conditions set forth herein for the period commencing on May 22, 1995, and (unless earlier terminated pursuant to Section 7 below) ending on May 22, 1998. The period from May 22, 1995 through May 22, 1998 or, if earlier, the date of termination of the Executive's employment pursuant to Section 7 below, is sometimes referred to herein as the "Period of Employment."

     2. POSITION AND DUTIES. The Executive, during the Period of Employment, shall serve as the Executive Vice President - Corporate Development of the Company, reporting only to the Board, the Chief Executive Officer, the President, and such other officers of the Company as is required by the By-laws of the Company or resolutions of the Board (the "Authorized Persons"). The Executive shall have such powers and duties as may from time to time be prescribed by the Board and/or the Chief Executive Officer of the Company so long as such duties are consistent with the Executive's position on the date hereof. The Executive shall devote substantially all of his working time and efforts to the business and affairs of the Company (subject to the provisions of Section 6(b)(v) below), shall perform his duties hereunder diligently and in a prudent and businesslike manner, and shall act in the best interests of the Company as he reasonably perceives such interests.

     3. PLACE OF PERFORMANCE. In connection with his employment by the Company during the Period of Employment, the Executive shall be based in Denver, Colorado. The Executive will be entitled to receive all applicable benefits of the Company's relocation policy as currently in effect and summarized on
EXHIBIT 1 hereto in connection with the relocation by the Executive of his primary residence to the Denver, Colorado area. In addition, the Company will reimburse the Executive for all reasonable costs and expenses incurred by the Executive (a) for up to four trips by the Executive and his spouse to the Denver, Colorado area for the purpose of locating a home; and (b) in leasing temporary housing accommodations in the Denver, Colorado area until July 31, 1995.

     4.   COMPENSATION AND RELATED MATTERS.

     (a) BASE SALARY. The Executive shall receive an annual base salary of $200,000 ("Base Salary"). The Base Salary shall be payable in substantially equal monthly installments and shall not be reduced during the Period of Employment.

     (b) INCENTIVE COMPENSATION. In addition to the Base Salary, Executive shall receive, on or before April 30 of each year subsequent to 1995 during the continuance of the Executive's employment under this Agreement and on or before April 30 of the year following the year in which the Executive's employment hereunder terminates, such amount as may be determined by the Board under the Company's Management Cash Bonus Plan then in effect (as such plan may be amended from time to time, the "Bonus Plan"). Presently, the Bonus Plan is based upon a ratio (the "Bonus Ratio") of actual GAAP earnings (as defined in the Bonus
Plan) to planned GAAP earnings (as defined in the Bonus Plan) whereby three different levels of cash bonuses may be earned. Under the current Bonus Plan, if the Bonus Ratio is equal to or greater than 90%, but less than 95%, the Executive's bonus compensation for the year will be equal to 30% of Base Salary; if the Bonus Ratio is equal to or greater than 95%, but less than 100%, the Executive's bonus compensation for the year will be equal to 40% of Base Salary; and if the Bonus Ratio is equal to or in excess of 100%, the Executive's bonus compensation for the year will be 50% of Base Salary. It is understood and agreed that, in accordance with the terms of the Bonus Plan, the Board may amend and revise the Bonus Plan from time to time in its discretion. If Executive is employed by the Company for less than a whole calendar year for any calendar year during the Period of Employment, the amount of bonus compensation payable to Executive for such calendar year shall be prorated based upon the actual number of days the Executive was employed during such year (including, for the calendar year ending December 31, 1995, days the Executive was employed by the Company prior to the execution of this Agreement).

     (c) STOCK OPTIONS. The Company and the Executive have agreed to execute a Nonstatutory Stock Option Award Agreement (the "Stock Option Agreement"), granting the Executive, subject to the terms and conditions set forth in the Stock Option Agreement, an option to purchase up to 100,000 shares of the Company's common stock, par value $.001 per share (the "Common Stock").

     (d) EXPENSES. The Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him (in accordance with the policies and procedures presently established by the Company for its senior executive officers) during the Period of

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Employment, in performing services hereunder, provided that the Executive properly accounts for such expenses in accordance with the Company's expense reimbursement policy. During the Period of Employment, the Company shall provide to the Executive an automobile allowance of $700 per month.

     (e) OTHER BENEFITS. The Executive shall be entitled to participate in or receive benefits under all of the Company's Employee Benefit Plans or Other Arrangements (as hereinafter defined) in effect on the date hereof or under plans or arrangements that provide the Executive with at least equivalent benefits to those provided under such Employee Benefit Plans or Other Arrangements. As used herein, "Employee Benefit Plans or Other Arrangements" include, without limitation, each pension and retirement plan, supplemental pension, retirement, and deferred compensation plan, savings and profit-sharing plan, medical insurance plan, disability plan, and health and accident plan or arrangement established and maintained by the Company on the date hereof for the benefit of and made generally available to executives and key management employees of the Company or its subsidiaries, but does not include any other employment agreement between the Company (or any of its subsidiaries) and any employee thereof. The Executive shall be entitled to participate in or receive benefits under any employee benefit plan or arrangement which may, in the future, be made generally available by the Company to its executives and key management employees, subject to and on a basis consistent with the terms, conditions, and overall administration of such plan or arrangement. Any payments or benefits payable to the Executive under a plan or arrangement referred to in this Subsection 4(e) in respect of any calendar year during which the Executive is employed by the Company for less than the whole of such calendar year shall, unless otherwise provided in the applicable plan or arrangement, be prorated in accordance with the actual number of days in such calendar year during which he is so employed (including, for the calendar year ending December 31, 1995, days the Executive was employed by the Company prior to the execution of this Agreement).

     (f) VACATIONS AND SICK LEAVE. During the Period of Employment, the Executive shall be entitled to the number of paid vacation days in each calendar year determined by the Company from time to time for its senior executive officers, but not less than three weeks in any calendar year (prorated in any calendar year during which the Executive is employed hereunder (including, for the calendar year ending December 31, 1995, days the Executive was employed by the Company prior to the execution of this Agreement) for less than the entire such year in accordance with the actual number of days in such calendar year). During the Period of Employment, the Executive shall also be entitled to all paid holidays given by the Company to its senior executive officers. During the Period of Employment, the Executive shall be entitled to 30 calendar days of paid sick leave during each calendar year of employment (prorated in any calendar year during which the Executive is employed hereunder (including, for the calendar year ending December 31, 1995, days the Executive was employed by the Company prior to the execution of this Agreement) for less than the entire such year in accordance with the actual number of days in such calendar year).

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Vacation days and sick days that are not used by the
Executive in any calendar year will not be carried forward, and all such days shall be forfeited without compensation or credit.

     5. ADDITIONAL POSITIONS. During the Period of Employment, the Executive agrees that, in the event the Board (subject, as required, to stockholder vote) requests the Executive to serve as a director of the Company and/or any of its subsidiaries, as a member of one or more committees of the respective boards of directors of the Company and any of its subsidiaries, and in one or more executive offices of any of the Company's subsidiaries as the Executive may from time to time be elected, he will so serve without further compensation, if and so long as the Executive is indemnified for serving in any and all such capacities on a basis no less favorable than is currently provided by the Company's By-laws or Certificate of Incorporation.

     6.   CONFIDENTIALITY AND NONCOMPETITION.

     (a) The Executive acknowledges that his services and responsibilities are of particular significance to the Company and its subsidiaries (collectively the "LPG Companies" and individually an "LPG Company"), and that his positions with the Company or any other LPG Company have given and will give him access to and an intimate knowledge of the policies, customers, employees, trade secrets, and other confidential, proprietary, nonpublic, privileged, or secret information of the LPG Companies (collectively "Confidential Information"); PROVIDED, HOWEVER, that Confidential Information shall not include any information which is obtainable from sources other than the LPG Companies that are not bound by any confidentiality or nondisclosure obligation with respect to such information (whether such obligation is imposed by agreement, fiduciary duty, law, order, or otherwise) or that have not obtained such information as a result of unauthorized disclosure by or at the direction of the Executive. Because the LPG Companies are in creative, technical, and competitive businesses, the Executive's continued and exclusive service to the LPG Companies and his preservation of the confidentiality of the Confidential Information is of critical importance to the Company.

     (b) Based on the matters described in Subsection 6(a) above, and in further consideration of this Agreement, the Executive covenants and agrees with the Company that:

          (i) CONFIDENTIAL INFORMATION. The Executive shall not (for any reason), directly or indirectly, for himself or on behalf of any other person or entity, disclose to any person or entity (except to employees or other representatives of the Company who need to know such Confidential Information to the extent reasonably necessary for the Executive to perform his duties under this Agreement and except as required by law; PROVIDED, HOWEVER, that this exception for legal requirement shall not apply to any legal requirement imposed upon the Executive as a result of the Executive's, directly or indirectly, having purchased securities or otherwise seeking or deriving

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

     personal benefit) any Confidential Information which the Executive may have acquired in the course of or as an incident to his employment or prior dealings with any LPG Company, including, without limitation, business or trade secrets of, or insurance products or methods or techniques used by, any LPG Company in or about their respective businesses, or any Confidential
     Information whatsoever concerning the customers, clients, policyholders, or annuitants of any LPG
     Company, or any reinsurance agreements or similar arrangements involving any LPG Company.

          (ii) NONCOMPETE. During the Period of Employment and through, as the case may be, (A) the last day on which the Executive receives compensation pursuant to any of Subsections 7(a)(ii), 7(b), or 7(d)(i) below or (B) the second anniversary of the termination of the Executive's employment hereunder pursuant to Subsection 7(a)(i) or Subsection 7(d)(ii) below, the Executive shall not (for any reason), for himself or on behalf of any other person or entity, (1) call on or contact, directly or indirectly, any customer, client, policyholder, or annuitant, domiciled in the United States or its possessions, of any LPG Company or any agent, reinsurer, or insurance company, domiciled in the United States or its possessions, with which any LPG Company has done business during the Period of Employment for the purpose or with the effect of offering any insurance products or services of any kind similar to those offered by any LPG Company during the Period of Employment or (2) assist any other person or entity in connection with any action described in the foregoing clause (1).

          (iii) NONINTERFERENCE WITH EMPLOYEES. During the Period of Employment and through, as the case may be, (A) the last day on which the Executive receives compensation pursuant to any of Subsections 7(a)(ii), 7(b), or 7(d)(i) below or (B) the second anniversary of the termination of the Executive's employment hereunder pursuant to Subsection 7(a)(i) or Subsection 7(d)(ii) below, the Executive shall not (for any reason), for himself or on behalf of any other person or entity, (1) induce or attempt to induce any employee of any LPG Company to terminate employment with the employing LPG Company, (2) interfere with or disrupt any LPG Company's relationship with any of the employees of such LPG Company, (3) solicit, entice, or take away, any person employed by any LPG Company during the 12-month period preceding the termination of the Period of Employment, or
     (4) assist any other person or entity in connection with any action described in any of the foregoing clauses (1) through (3).

          (iv) NONINTERFERENCE WITH POLICYHOLDERS, ETC. The Executive shall not (for any reason), directly or indirectly, for himself or on behalf of any other person or entity, (A) utilize or attempt to utilize any Confidential Information for the purpose or with the effect of causing or attempting to cause (1) any policyholder or annuitant to replace or terminate any insurance or annuity contract issued, reinsured, or underwritten by any LPG Company, in whole or in part, with any insurance or annuity product of any other person or entity, or (2) any reinsurer to terminate any reinsurance, coinsurance, or other similar contract, or to sever a relationship, with any LPG Company or (B) assist any other person or entity in connection with any action described in the foregoing clause (A).

          (v) EXCLUSIVE EMPLOYMENT. During the Period of Employment and through the last day on which the Executive receives compensation pursuant to any of Subsections 7(a)(ii), 7(b), or 7(d)(i) of this Agreement, the Executive shall not (for any reason), directly or indirectly, for himself or on behalf of any other person or entity, render any service of an advisory nature or otherwise to, or become employed by, or own any interest in, or be associated with, any insurance company underwriting life insurance or annuities or any agency or brokerage firm selling life insurance or annuities, or any entity owning 50% or more of any insurance company underwriting life insurance or annuities or agency or brokerage firm selling life insurance or annuities, other than the LPG Companies; PROVIDED, HOWEVER, that the Executive may (A) make investments in entities of such kind which are publicly owned and in which the Executive owns no more than 2% of the outstanding equity securities thereof, (B) make investments in such other entities and in such amounts, and serve on the board of directors of any other entity not affiliated with the Company, as may be approved in advance by the Executive Committee of the Board, (C) devote reasonable time and energies to charitable activities, and (D) serve as a trustee (or similar capacity) of any trust established for the exclusive benefit of any spouse or lineal descendant of Manfred D. Moross or any charitable trust created by Mr. Moross, any spouse of Mr. Moross, or any lineal descendant of Mr. Moross, so long as such activities described in the foregoing clauses (A), (B), (C) or (D) do not interfere with or impair the performance of the Executive's duties under this Agreement.

     (c) INJUNCTIVE RELIEF. The Executive acknowledges and agrees that any breach by him of any of the covenants or agreements contained in this Section 6 would give rise to irreparable injury to the Company and would not be adequately compensable in damages. Accordingly, the Executive agrees that the Company may seek and obtain injunctive relief against the breach or threatened breach of any of the provisions of this Section 6, in addition to any other legal remedies which may be available. The Executive further acknowledges and agrees that the covenants and agreements contained herein are necessary for the protection of the Company's legitimate business interests and are reasonable in scope and content.

     (d)  REFORMATION AND SURVIVAL.  The Company and the
Executive agree and stipulate that the agreements and covenants contained in this Section 6 are fair and reasonable in light of all of the facts and circumstances of the relationship between them. The Company

                                  6

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and the Executive acknowledge their awareness, however, that in certain circumstances courts have refused to enforce certain agreements not to compete. Therefore, in furtherance of, and not in derogation of, the provisions of this Section 6, the Company and the Executive agree that, in the event a court should decline to enforce one or more of the provisions of this Section 6, then this Section 6 shall be deemed to be modified or reformed to restrict the Executive's conduct to the maximum extent (in terms of time, geography, and business scope) which the court shall determine to be enforceable. The provisions of this Section 6 shall survive the termination of this Agreement for the respective periods set forth in this
Section 6.

     7.   TERMINATION.  Except as expressly provided for in this
Section 7, from and after the date of termination of the Executive's employment hereunder, the Company shall have no obligation (whether financial or otherwise) under this Agreement, and the Executive shall have no right to receive any Base Salary or any other payment or benefit under this Agreement; PROVIDED, HOWEVER, that nothing in this Section 7 shall affect the Executive's obligations under Section 6 above or shall affect the Executive's rights to receive payments or benefits that are accrued before, but remain unpaid on, the date of termination, or to receive payments or benefits that are required to be made or provided to him pursuant to the terms of any of the Employee Benefit Plans or Other Arrangements insofar as such rights relate to the Executive's participation in the respective plan or arrangement before the date of termination.

     (a)  TERMINATION BY COMPANY.  As set forth below, the
Company may terminate the Executive's employment hereunder with or without Cause (as hereinafter defined), for any reason or for no reason.

          (i) FOR CAUSE. The Company may terminate the employment of the Executive hereunder for or with Cause by written notice to the Executive to that effect setting forth in reasonable detail the Cause or Causes for such termination. Such notice shall be delivered at least 10 calendar days prior to the effectiveness of such termination and shall provide an opportunity for the Executive, together with his counsel, to be heard by the Board prior to the effectiveness of such termination. Such termination shall be effective at the time (not less than 10 calendar days after delivery of the notice of termination) specified in such notice of termination. In the event the Company terminates the Executive's employment hereunder for or with Cause, no further payments or benefits shall be made or provided to the Executive hereunder except as provided in the next following sentence. If the Executive's employment is terminated pursuant to this Subsection 7(a)(i), then (a) the Company shall continue to pay the Base Salary to the Executive specified in (and in accordance with the applicable terms of) Subsection 4(a) above, and shall continue to provide the Executive with the benefits specified in (and in accordance with the applicable terms of) Subsections 4(d) and 4(e) above (except as otherwise precluded by the terms of the

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     plans or arrangements respectively described in such
     subsections) only until the date of such termination; and (b) as set forth in Section 5(a) of the Stock Option Agreement, all rights of the Executive to purchase the shares of Common Stock subject to the unexercised portion or portions of the options granted therein shall cease immediately upon the date of such termination. As used in this Agreement, the term "Cause" shall mean the occurrence of any of the following, as determined by the Board in its sole discretion exercised in good faith: (A) the Executive willfully breaches any of his obligations or duties hereunder which breach is materially adverse to the LPG Companies, taken as a whole; (B) the Executive fails to comply with any written or oral direction of an Authorized Person which reasonably relates to the performance of the Executive's duties as provided in Section 2 of this Agreement and which would not require the Executive to perform an illegal act; PROVIDED, HOWEVER, such failure shall not constitute "Cause" (1) if the failure results from the Executive's being Disabled
     (as hereinafter defined) or (2) unless such failure continues for 10 calendar days or more after written notice thereof is given to the Executive by the Company; (C) the Executive fails to comply with his obligations under Section 6 of this Agreement and such failure, or any materially adverse consequence thereof, continues for 10 calendar days or more after written notice thereof is given to the Executive by the Company; PROVIDED, HOWEVER, that no such notice need be given if the failure and its material adverse consequences cannot reasonably be expected to be cured within 10 calendar days; (D) the Executive engages in any act of intentional, willful, or reckless dishonesty which is more than nominally injurious to the Company or its business or to any affiliate of the Company or such affiliate's business; or (E) the Executive is convicted of or enters a plea of guilty or NOLO
     CONTENDERE to (1) any misdemeanor involving financial misconduct, or (2) any felony.

          (ii) WITHOUT CAUSE. The Company may terminate the Executive's employment hereunder without Cause by written notice to the Executive to that effect. Unless otherwise specified in the notice, such termination shall be effective immediately upon delivery thereof to the Executive. In the event the Company terminates the Executive's employment hereunder without Cause during the Period of Employment, no further payments or benefits shall be made or provided to the Executive hereunder except as provided in the next following sentence. If the Executive's employment hereunder is terminated pursuant to this Subsection 7(a)(ii), then the Company shall continue to pay the Executive the compensation specified in (and in accordance with the applicable terms of) Subsection 4(a) and the Company shall continue to provide the Executive with the benefits specified in (and in accordance with the applicable terms of) Subsections 4(d) and 4(e) above (except as otherwise precluded by the terms of the plans or arrangements respectively described in such subsections) only during the Post-Employment Compensation Period. As used herein, the term "Post-Employment
     Compensation Period" shall mean the period of time commencing on the date of the termination of the Executive's employment with the Company pursuant to Subsections 7(a)(ii), 7(b), or 7(d)(i) hereof and ending on the second anniversary of such termination date. Following the date on which the Executive shall accept employment with any person or entity other than any LPG
     Company, the compensation and benefits specified in Subsections 4(a), 4(d), and 4(e) above which are applicable during the Post-Employment Compensation
     Period shall be reduced by the value of any compensation and benefits earned by the Executive as a result of such other employment during such Post-Employment Compensation Period. Nothing contained in this Subsection 7(a)(ii) shall affect the Executive's rights pursuant to the Stock Option
     Agreement, which rights shall be governed solely by the Stock Option Agreement.

     (b) DISABILITY. If during the Period of Employment the Executive shall be or become incapacitated by reason of mental or physical disability or otherwise so that he is or will be prevented from adequately performing any of his material duties and obligations under this Agreement for more than 180 consecutive calendar days ("Disabled"), the Executive's employment hereunder shall automatically and immediately terminate upon written notice from the Company to the Executive to such effect. Thereafter, no further payments or benefits shall be made or provided to the Executive hereunder except as provided in the next following sentence. If the Executive's employment hereunder is terminated pursuant to this Subsection 7(b), then the Company shall continue to pay the Executive the compensation specified in (and in accordance with the applicable terms of) Subsections 4(a) and 4(b) above, and shall continue to provide the Executive with the benefits specified in (and in accordance with the applicable terms of) Subsections 4(d) and 4(e) above (except as otherwise precluded by the terms of the plans or arrangements respectively described in such subsections), only until the earlier of (i) May 22, 1998, or (ii) the second anniversary of the termination of the Executive's employment pursuant to this
Section 7(b), after which time the Executive shall be eligible for payments and benefits pursuant to the Company's disability plan; PROVIDED, HOWEVER, that the amount of any compensation and benefit payments required to be made under this Subsection 7(b) shall be reduced by the value of any compensation and benefits earned by the Executive as a result of the Executive's employment by any person or entity other than any LPG Company during the period in which the Executive is entitled to receive compensation and benefits pursuant to this Subsection 7(b). The determination by a qualified, independent physician selected by the Board that the Executive is Disabled shall be final and conclusive. By executing this Agreement, the Executive agrees to submit to any and all medical examinations or procedures and to execute and deliver any and all consents to the release of medical information and records or otherwise as shall be reasonably required by such physician in determining whether the Executive is Disabled. Nothing contained in this Subsection 7(b) shall affect the Executive's rights pursuant to the Stock Option Agreement, which rights shall be governed solely by the Stock Option Agreement.

     (c) DEATH. If the Executive dies during the Period of Employment, the Executive's employment hereunder shall automatically and immediately terminate. Thereafter, no further payments or benefits shall be made or provided to the Executive hereunder except as provided in the next following sentence. If the Executive's employment hereunder is terminated pursuant to this Subsection 7(c), then the Company shall reimburse the estate of the Executive for the expenses, costs, and automobile allowance specified in (and in accordance with the applicable terms of) Subsection 4(d) above as the same are incurred before, but remain unpaid at the time of, the Executive's death and shall continue to pay the estate of the Executive the compensation specified in (and in accordance with the applicable terms of) Subsections 4(a) and 4(b) above only until the last day of the calendar month which is 6 months from the end of the calendar month during which the death occurred. Nothing contained in this Subsection 7(c) shall affect the Executive's rights pursuant to the Stock Option Agreement, which rights shall be governed solely by the Stock Option Agreement.

     (d) TERMINATION BY EXECUTIVE. As set forth below, the Executive may terminate his employment hereunder with or without Good Reason (as hereinafter defined). If the Executive resigns as Executive Vice President - Corporate Development of the Company, he shall be deemed to have terminated his employment under this Agreement with the effect specified in Subsection 7(d)(i) or Subsection 7(d)(ii) below, as the case may be. If the Executive terminates his employment under this Agreement, he shall be deemed (unless otherwise determined by the Board) to have resigned from all offices, directorships, and committee memberships that he then holds with the Company or any other LPG Company.

          (i)  FOR GOOD REASON.  The Executive may
     terminate his employment for or with Good Reason by written notice to the Company to that effect setting forth in reasonable detail the Good Reason or Good
     Reasons for such termination. Such notice shall be delivered at least 10 calendar days prior to the effectiveness of such termination and shall provide an opportunity for the Board (or its representative), together with counsel to the Company, to meet with the Executive to discuss the reasons for such termination prior to the effectiveness of such termination. Such termination shall be effective at the time (not less than 10 calendar days after delivery of the notice of termination) specified in such notice of termination. In the event the Executive terminates his employment hereunder for or with Good Reason, no further payments or benefits shall be made or provided to the Executive hereunder except as provided in the next following sentence. If the Executive's employment is terminated pursuant to this Subsection 7(d)(i), then the Company shall continue to pay the Executive the compensation specified in (and in accordance with the applicable terms of) Subsection 4(a) above and the Company shall continue to provide the Executive with the benefits specified in (and in accordance with the applicable terms of) Subsections 4(d) and 4(e) above
     (except as otherwise precluded by the terms of the plans or arrangements respectively described in such subsections) only during the

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

     Post-Employment Compensation Period. Following the date on which the Executive shall accept employment with any person or entity other than any LPG
     Company, the compensation and benefits specified in Subsections 4(a), 4(d), and 4(e) above shall be reduced by the value of any compensation and benefits earned by the Executive as a result of such other employment. As used in this Agreement, the term "Good Reason" shall mean the occurrence of any of the following: (A) the Company fails to make any payment required to be made to or for the benefit of the Executive pursuant to Subsection 4(a), 4(b),
     4(d), or 4(e) above within 30 days after such payment is due; (B) the Company materially breaches any of its obligations or duties under this Agreement (other than the obligation or duty to make payments specified in the preceding clause (A) above), which breach is materially adverse to the Executive, including, without limitation, a material reduction in title or position, and continues for 10 calendar days or more after written notice thereof is given to the Company by the Executive; (C) the Company fails to obtain the assumption of the obligation to perform this Agreement by any successor as contemplated in Subsection 8(a) below;
     or (D) a Change in Control occurs; PROVIDED, HOWEVER, that a Change in Control will be deemed to be Good Reason only if the Executive elects to terminate his employment within 90 days of the consummation of the Change in Control. The term
     "Change in Control" shall have the meaning given such phrase in the Stock Option Agreement.

          (ii) WITHOUT GOOD REASON. The Executive may terminate his employment without Good Reason by written notice to the Company to that effect.
     Unless otherwise specified in the notice, such termination shall be effective immediately upon delivery thereof to the Company. In the event the Executive terminates his employment hereunder without Good Reason, no further payments or benefits shall be made or provided to the Executive hereunder except as provided in the next following sentence.
     If the Executive's employment is terminated pursuant to this Subsection 7(d)(ii), then (A) the Company shall continue to pay the Executive his compensation specified in (and in accordance with the applicable terms of) Subsections 4(a) above and the Company shall continue to provide the benefits specified in (and in accordance with the applicable terms of)
     Subsections 4(d) and 4(e) above (except as otherwise precluded by the terms of the plans or arrangements respectively described in such subsections) only until the date of such termination; and (B) as set forth in Section 5(a) of the Stock Option Agreement, all rights of the Executive to purchase the shares of Common Stock subject to the unexercised portion or portions of the options granted therein shall cease immediately upon the date of such termination.

     (e) If the Company terminates the Executive's employment hereunder for Cause pursuant to Subsection 7(a)(i)(A) above at any time when the Executive believes himself to be Disabled, the Executive may furnish the Company with a written statement from a qualified, independent physician to the effect that the Executive is Disabled. The Company

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

shall then promptly select a qualified, independent physician who shall, at the Company's expense, examine the Executive.
If the physician selected by the Company concurs in the opinion that the Executive is Disabled, the Executive's employment hereunder shall automatically and immediately terminate to the same extent and effect for all purposes as if such employment had been terminated pursuant to Subsection 7(b) above (so long as the Cause was the result of the Disability).

     (f) Notwithstanding any other provision of this Section 7, the Company and the Executive expressly understand and agree that, if (before all payments and benefits payable to the Executive following a termination pursuant to any provision of this Section 7 have been fully made or provided to the Executive) the Executive becomes Disabled or dies, then the payments and benefits required to be made to the Executive pursuant to this
Section 7 shall not exceed the lesser of (i) the amount of any payments or benefits that remain (following the date the Executive becomes Disabled or dies, as the case may be) to be made or provided by the Company pursuant to the respective provision of this Section 7 under which the Executive's employment is actually terminated or (ii) the amount of any payments or benefits that would be required to be made or provided by the Company if the Executive's employment had actually been terminated by the Executive's Disability or death, as the case may be. Furthermore, notwithstanding any other provision of this Section 7, the Company and the Executive understand and agree that, if there is a legitimate conflict as to which provision of this Section 7 controls the termination of the Executive's employment, a termination for Cause pursuant to Subsection 7(a)(i) shall control, regardless of whether such termination for Cause precedes or follows a termination pursuant to any other provision of this Section 7 (except as provided for in Section 7(e) of this Agreement); PROVIDED, HOWEVER, that, in order for a termination for Cause to control, the Company must deliver to the Executive written notice of such Cause before, or within 30 days following, the Executive's termination of employment pursuant to any other provision of this Section 7.

     8.   SUCCESSORS; BINDING AGREEMENT.

     (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance reasonably satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, the term "Company" shall mean Life Partners Group, Inc. and any successor to its business and/or all or substantially all of its assets as aforesaid which executes and delivers the agreement contemplated by this Subsection 8(a) or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

     (b) Neither this Agreement nor any of the rights or obligations of the Executive under this Agreement may be assigned or delegated except as provided in this Subsection 8(b). This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by, and shall be binding upon, the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees.

     9. NOTICE. For purposes of this Agreement, all notices and other communications provided for in this Agreement shall be in writing and shall be (a) delivered personally, (b) sent by telefacsimile or other similar facsimile transmission, (c) delivered by overnight express, or (d) mailed by United States registered or certified mail, return receipt requested, first-class postage prepaid, addressed as follows:

          If to the Executive:      If to the Company:

          Keith Gubbay               Life Partners Group, Inc.
          7887 E. Belleview Ave.     7887 E. Belleview Ave.
          Englewood, CO 80111        Englewood, CO 80111
                                     Attention:  General Counsel

or to such other address as any party may have furnished to the other in writing in accordance with this Section 9. Any such notice shall be deemed to be given when received, if delivered personally or by courier or mailed; and when electronically confirmed, if sent by telefacsimile or similar device.

     10. MISCELLANEOUS. No provision of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing signed by the Executive and such officer of the Company as may be specifically designated by the Board. No waiver by either party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of any similar or dissimilar condition or provision at the same or any other time. No agreements or representations (whether oral or otherwise, express or implied) with respect to the subject matter of this Agreement have been made by either party which are not set forth expressly in this Agreement or which are not specifically referred to in this Agreement. The validity, interpretation, construction, and performance of this Agreement shall be governed by the substantive laws of the State of Colorado. Unless the context otherwise requires, words using the singular or plural number shall respectively include the plural or singular number, and pronouns of any gender shall include each other gender.

     11. VALIDITY. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law or court decision, and if the rights or obligations of the Company and the Executive will not be materially and adversely affected thereby, (a) such provision shall be fully severable from this Agreement, (b) this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid, and enforceable provision as similar to the terms and intent of such illegal, invalid, or unenforceable provision as may be possible.

     12. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     13. ARBITRATION. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Denver, Colorado, in accordance with the rules of the American Arbitration Association then in effect. Any judgment may be entered on the arbitrator's award in any court having jurisdiction; PROVIDED, HOWEVER, that the Company shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction with respect to any breach or threatened breach of any provision of Section 6 above.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                              EXECUTIVE:


                              /s/ Keith Gubbay
                              ----------------------------
                              Keith Gubbay


                              COMPANY:

                              LIFE PARTNERS GROUP, INC.



                              By:  /s/ John H. Massey
                              ----------------------------
                                   John H. Massey
                                   Chief Executive Officer





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